Exhibit 99
                       [GRAPHIC OMITTED][GRAPHIC OMITTED]
                                                        Monsanto Company
                                                        800 North Lindbergh Blvd
                                                        St. Louis,Missouri 63167

Release   Immediately

Contact   Media:  Bryan Hurley (314-694-8387)
           Investors:  Scarlett Lee Foster (314-694-8148)

MONSANTO COMPANY REPORTS FINANCIAL RESULTS FOR PERIODS ENDED
DEC. 31, 2003 AND 2002

ST. LOUIS (Feb. 4, 2004) - To fulfill the company's commitment to report its calendar-year results following its change to an Aug. 31 fiscal year end, Monsanto Company (NYSE: MON) today reported results for the 12 months of 2003.

In July 2003, Monsanto's board of directors changed Monsanto's fiscal year end from Dec. 31 to Aug. 31. As a result, Monsanto reported results for its new fiscal year-end in October, including results from the eight-month "transition" period ended Aug. 31, 2003.

The results reported today include the eight-month transition period as well as the four-months ended Dec. 31, 2003, that completes the company's results for the 12 calendar months of 2003. For comparability, the company also provided previously reported calendar-year 2002 results. The results for the eight-month transition period in 2003 and the 12 months of 2002 have not been restated to reflect discontinued operations recorded in the final four months of 2003. The restatements would not be expected to have a material impact on the results. As the company provides future earnings reports, Monsanto will restate the results for fiscal-year 2003, calendar years 2001 and 2002, and the transition period.

Based on these results, Monsanto met or exceeded its guidance on the key financial targets - including earnings per share (EPS) on an ongoing basis in the range of $1.30 to $1.40 and free cash flow of approximately $200 million - established for calendar-year 2003.

Net sales: Net sales for the four months ended Dec. 31, 2003, were $1,682 million and $3,373 million for the eight months ended Aug. 31, 2003. For the 12 months of 2002, Monsanto reported net sales of $4,673 million.

Net sales for the four months ended Dec. 31, 2003, were $806 million for the Seeds and Genomics segment and $876 million for the Agricultural Productivity segment. For the eight months ended Aug. 31, 2003, net sales for the Seeds and Genomics segment were $1,165 million and $2,208 million for the Agricultural Productivity segment. For the 12 months of 2002, Monsanto reported net sales of $1,585 for the Seeds and Genomics segment and $3,088 for the Agricultural Productivity segment.

Sales performance improved primarily because of increased sales of Monsanto's seeds and traits and improvements in the sales of Roundup herbicide in Brazil. Combined, these sales improvements more than offset expected decreases in overall sales revenues associated with the company's U.S. Roundup herbicide business.

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
                                      -2-

Net income and earnings per share results: Monsanto recorded net income of $34 million, or 13 cents per share, for the four months ended Dec. 31, 2003, and a net loss of $23 million, or a loss of 9 cents per share, for the eight months ended Aug. 31, 2003. This compares with a $1,693 million loss, or a loss of $6.45 per share, for 2002.

EPS guidance on an as reported basis for calendar year 2003 had been expected to be in the range of a net loss of 13 cents to a net loss of 3 cents per share.

     Items affecting comparability for the four-month period ending Dec 31, 2003 include:

     o Net restructuring charges of $(0.09) per share.
     o A $(0.07) per share charge for discontinued operations and related restructuring.
     o Write-off of goodwill associated with the global wheat business of $(0.26) per share.

     Items affecting comparability for the eight-month period ending Aug 31, 2003 include:

     o Restructuring reversals of $0.02 per share.
     o Asset retirement charges of $(0.05) per share.
     o Monsanto's contribution to the settlement of litigation in Anniston, Alabama of $(0.96) per share.

     Items affecting comparability for 2002 calendar year include:

     o Net restructuring charges of $(0.31) per share.
     o Goodwill impairment charges of $(6.94) per share.
     o Establishment of Argentine bad-debt reserve of $(0.38) per share.
     o A gain of $0.08 per share related to certain asset sales.

Cash flow: Free cash flow represents the total of cash flows from operations and investing activities for the 12 months of 2003. For the 12 months of 2003, net cash provided by operations was $521 million, compared with $1,108 million in calendar year 2002. Net cash required by investing activities was $238 million, compared with $469 million in 2002. As a result, free cash flow for the 12 months of 2003 was $283 million, compared with $639 million in 2002. In addition, net cash provided (required) by financing activities for the 12 months of 2003 was $182 million, compared with $(518) million in 2002. (For a reconciliation of free cash flow, see note 1.)

Comment from Monsanto Chairman, President and Chief Executive Officer
Hugh Grant:

"In 2003, we stressed focus and financial discipline. We set commitments that we believed were realistic and achievable, but that would also provide us a platform for growth in the mid-term. We delivered on those commitments. This is another milestone that underscores our ability as a company to deliver on our promises and to guide our company through our transition to a seeds-and-traits-based business."

Monsanto Company is a leading global provider of technology-based solutions and agricultural products that improve farm productivity and food quality.

                                     -oOo-

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
                                      -3-

Cautionary Statements Regarding Forward-Looking Information:

Certain statements contained in this release, such as statements concerning the company's anticipated financial results, current and future product performance, regulatory approvals, currency impact, business and financial plans and other non-historical facts are "forward-looking statements." These statements are based on current expectations and currently available information. However, since these statements are based on factors that involve risks and uncertainties, the company's actual performance and results may differ materially from those described or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, among others: the company's exposure to various contingencies, including those related to Solutia, Inc., litigation, intellectual property, regulatory compliance
(including seed quality), environmental contamination and antitrust; fluctuations in exchange rates and other developments related to foreign currencies and economies; increased generic and branded competition for the company's Roundup herbicide; the accuracy of the company's estimates and projections, for example, those with respect to product returns and grower use of our products and related distribution inventory levels; the effect of weather conditions and commodity markets on the agriculture business; the success of the company's research and development activities and the speed with which regulatory authorizations and product launches may be achieved; domestic and foreign social, legal and political developments, especially those relating to agricultural products developed through biotechnology; the company's ability to continue to manage its costs; the company's ability to successfully market new and existing products in new and existing domestic and international markets; the company's ability to obtain payment for the products that it sells; the company's ability to achieve and maintain protection for its intellectual property; the effects of the company's accounting policies and changes in generally accepted accounting principles; the company's ability to fund its short-term financing needs; general economic and business conditions; political and economic conditions due to threat of future terrorist activity and related military action; and other risks and factors detailed in the company's filings with the U.S. Securities and Exchange Commission. Undue reliance should not be placed on these forward-looking statements, which are current only as of the date of this release. The company disclaims any current intention to revise or update any forward-looking statements or any of the factors that may affect actual results, whether as a result of new information, future events or otherwise.

Notes to editors: Roundup is a trademark owned by Monsanto Company and its wholly owned subsidiaries.

References to Roundup products in this release mean Roundup branded and other glyphosate-based herbicides, excluding lawn-and-garden products.

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
                                      -4-

                        Monsanto Company and Subsidiaries
                         Selected Financial Information
                 (Dollars in millions, except per share amounts)
                                    Unaudited

--------------------------------------------------------------------------------
                                                                    Four Months
                     Condensed Statement of                            Ended
                    Consolidated Operations                        Dec. 31, 2003
--------------------------------------------------------------------------------
Net Sales                                                                $1,682
Cost of Goods Sold                                                          836
                                                                   -------------
Gross Profit                                                                 846
Operating Expenses:
     Selling, General and Administrative Expenses                            369
     Bad-Debt Expense                                                         39
     Research and Development Expenses                                       163
     Adjustments of Goodwill                                                  69
     Restructuring Charges - Net (4)                                          36
                                                                   -------------
Total Operating Expenses                                                     676
Income From Operations                                                       170
Interest Expense - Net                                                        22
Other Expense - Net                                                           38
                                                                   -------------
Income From Continuing Operations Before Income Taxes                        110
Income Tax Provision                                                          57
                                                                   -------------
Income From Continuing Operations                                             53
Discontinued Operations:
    Loss From Operations of Discontinued Businesses (Including
    Estimated Loss on Disposal of $29 in
    Fiscal Year 2004)                                                       (27)
     Income Tax Benefit                                                      (8)
                                                                   -------------
Loss On Discontinued Operations                                             (19)
                                                                   -------------
Net Income                                                               $    34
                                                                   =============

Basic Earnings (Loss) Per Share:
Income From Continuing Operations                                        $  0.20
Loss On Discontinued Operations                                           (0.07)
                                                                   -------------
Net Income                                                               $ 0.13
                                                                   =============

Diluted Earnings (Loss) Per Share:
Income From Continuing Operations                                        $ 0.20
Loss On Discontinued Operations                                           (0.07)
                                                                   -------------
Net Income                                                               $  0.13
                                                                   =============

Shares Outstanding:
     Basic Shares                                                          262.3
     Diluted Shares                                                        266.2
--------------------------------------------------------------------------------

                                     -more-

                                      -5-

                        Monsanto Company and Subsidiaries
                         Selected Financial Information
                 (Dollars in millions, except per share amounts)
                                    Unaudited
--------------------------------------------------------------------------------
                                                                   Eight Months
                     Condensed Statement of                            Ended
                    Consolidated Operations                        Aug. 31, 2003
--------------------------------------------------------------------------------
Net Sales                                                                $ 3,373
Cost of Goods Sold                                                         1,796
                                                                   -------------
Gross Profit                                                               1,577
Operating Expenses:
     Selling, General and Administrative Expenses                            741
     Bad-Debt Expense                                                         40
     Research and Development Expenses                                       330
     Restructuring Reversals (4)                                             (5)
                                                                   -------------
Total Operating Expenses                                                   1,106
Income From Operations                                                       471
Interest Expense - Net                                                        46
PCB Litigation Settlement Expense - Net                                      396
Other Expense - Net                                                           67
                                                                   -------------
Loss Before Income Taxes and Cumulative Effect of Accounting
     Change                                                                 (38)
Income Tax Benefit                                                          (27)
                                                                   -------------
Loss Before Cumulative Effect of Accounting Change                          (11)
Cumulative Effect of a Change in Accounting Principle (2)                   (12)
                                                                   -------------
Net Loss                                                                 $  (23)
                                                                   =============

Basic and Diluted Loss per Share:
Loss Before Cumulative Effect of Accounting Change                       $(0.04)
Cumulative Effect of Accounting Change - Net of Tax                       (0.05)
                                                                   -------------
Net Loss                                                                 $(0.09)
                                                                   =============

Shares Outstanding:
     Basic and Diluted Shares                                              261.7
--------------------------------------------------------------------------------

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
                                      -6-

                        Monsanto Company and Subsidiaries
                         Selected Financial Information
                 (Dollars in millions, except per share amounts)
                                    Unaudited

--------------------------------------------------------------------------------
                Condensed Statement of                        12 Months Ended
                Consolidated Operations                        Dec. 31, 2002
--------------------------------------------------------------------------------
Net Sales                                                          $  4,673
Cost of Goods Sold                                                    2,493
                                                               -----------------
Gross Profit                                                          2,180
Operating Expenses:
     Selling, General and Administrative Expenses                     1,023
     Bad-Debt Expense                                                   208
     Research and Development Expenses                                  527
     Restructuring Charges - Net                                        103
                                                               -----------------
Total Operating Expenses                                              1,861
Income from Operations                                                  319
Interest Expense - Net                                                   59
Other Expense - Net                                                      58
                                                               -----------------
Income Before Taxes and Cumulative
     Effect of Accounting Change                                        202
Income Tax Provision                                                     73
                                                               -----------------
Income Before Cumulative Effect of Accounting Change                    129
Cumulative Effect of Change in Accounting Principle(3)               (1,822)
                                                               -----------------
Net Loss                                                           $ (1,693)
                                                               =================

Basic Earnings (Loss) Per Share
Income Before Cumulative Effect
     of Accounting Change                                          $  0.49
Cumulative Effect of Accounting Change - Net of Tax                  (6.99)
                                                               -----------------
Net Loss                                                           $ (6.50)
                                                               =================

Diluted Earnings (Loss) Per Share
Income Before Cumulative Effect
     of Accounting Change                                          $   0.49
Cumulative Effect of Accounting Change - Net of Tax                   (6.94)
                                                               -----------------
Net Loss                                                           $  (6.45)
                                                               =================

Shares Outstanding:
     Basic Shares                                                     260.7
     Diluted Shares                                                   262.6
-------------------------------------------------------------------------------

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
                                      -7-

                                         Monsanto Company and Subsidiaries
                                          Selected Financial Information
                                               (Dollars in millions)
                                                     Unaudited

----------------------------------------------------------------------- ----------------- ------------------
                                                                             As of              As of
        Condensed Statement of Consolidated Financial Position           Dec. 31, 2003      Dec. 31, 2002
----------------------------------------------------------------------- ----------------- ------------------
Assets

Current Assets:
    Cash and Cash Equivalents                                                $  893             $  428
   Short-Term Investments                                                       250                250
    Trade Receivables - Net of Allowances of $285 in 2003
        and $247 in 2002                                                      1,690              1,752
    Inventories                                                               1,354              1,272
    Assets of Discontinued Operations                                            27                 --
    Other Current Assets                                                        783                722
                                                                        ----------------- ------------------
Total Current Assets                                                          4,997              4,424
                                                                        ----------------- ------------------

Property, Plant and Equipment - Net                                           2,242              2,339
Goodwill - Net                                                                  723                757
Other Intangible Assets - Net                                                   523                643
Other Assets                                                                    807                727
                                                                        ----------------- ------------------
Total Assets                                                                 $9,292             $8,890
                                                                        ================= ==================

Liabilities and Shareowners' Equity

Current Liabilities:
    Short-Term Debt                                                          $  409             $  393
    Accounts Payable                                                            314                275
    Liabilities of Discontinued Operations                                        5                 --
    Accrued Liabilities                                                       1,195              1,142
                                                                        ----------------- ------------------
Total Current Liabilities                                                     1,923              1,810
                                                                        ----------------- ------------------

Long-Term Debt                                                                1,158                851
Postretirement and Other Liabilities                                            963              1,049
Shareowners' Equity                                                           5,248              5,180
                                                                        ----------------- ------------------
Total Liabilities and Shareowners' Equity                                    $9,292             $8,890
                                                                        ================= ==================

Debt to Capital Ratio:                                                          23%                19%
----------------------------------------------------------------------- ----------------- ------------------

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
                                      -8-

                                         Monsanto Company and Subsidiaries
                                          Selected Financial Information
                                               (Dollars in millions)
                                                     Unaudited

-------------------------------------------------------------------------- ------------------ -----------------
                                                                             12 Months Ended   12 Months Ended
Statement of Consolidated Cash Flows                                         Dec. 31, 2003     Dec. 31, 2002
-------------------------------------------------------------------------- ------------------ -----------------
Operating Activities:
Net Income (Loss)                                                               $ 11              $(1,693)
Adjustments to reconcile cash provided (required) by operations:
   Items that did not require (provide) cash:
       Pretax cumulative effect of change in accounting principle                 19                1,984
     Depreciation and amortization expense                                       455                  460
       Adjustments of goodwill                                                    69                   --
       Impairment of assets included in discontinued operations                   29                   --
       Bad-debt expense                                                           79                  208
       Noncash restructuring                                                      13                   50
     Deferred income taxes                                                       120                 (258)
       Gain on disposal of investments and property - net                         --                  (59)
       Equity affiliate expense - net                                             40                   43
       Write-off of retired assets                                                27                   28
     Other items that did not provide cash                                       (20)                  --
Changes in assets and liabilities that provided (required) cash:
     Trade receivables                                                           324                  221
     Inventories                                                                  (5)                  74
     Accounts payable and accrued liabilities                                   (221)                  (3)
       PCB litigation settlement insurance receivables                          (155)                  --
       Pension contributions                                                    (261)                 (20)
     Related-party transactions                                                    2                  (46)
       Tax benefit on employee stock options                                       6                   11
       Deferred revenue on supply agreements                                      --                   42
       Net investment hedge proceeds (loss)                                      (35)                  20
     Other Items                                                                  24                   46
-------------------------------------------------------------------------- ------------------ -----------------
Net Cash Provided by Operations                                                  521                1,108
-------------------------------------------------------------------------- ------------------ -----------------

Cash Flows Provided (Required) by Investing Activities:
   Purchases of short-term investments                                          (480)                (250)
   Maturities of short-term investments                                          480                   --
   Technology and other investments                                              (58)                 (97)
   Capital expenditures                                                         (193)                (224)
   Property disposal proceeds                                                     13                   72
   Loans with related party                                                       --                   30
-------------------------------------------------------------------------- ------------------ -----------------
Net Cash Required by Investing Activities                                       (238)                (469)
-------------------------------------------------------------------------- ------------------ -----------------

Cash Flows Provided (Required) by Financing Activities:
   Net change in short-term financing                                             88                 (934)
   Loans from related party                                                       --                 (254)
   Long-term debt proceeds                                                       332                  856
   Long-term debt reductions                                                    (115)                (104)
   Debt issuance costs                                                            (2)                 (10)
   Payments on other financing                                                    (9)                 (10)
   Treasury stock purchases                                                      (55)                  --
   Stock option exercises                                                         73                   63
   Dividend payments                                                            (130)                (125)
-------------------------------------------------------------------------- ------------------ -----------------
Net Cash Provided (Required) by Financing Activities                             182                 (518)
-------------------------------------------------------------------------- ------------------ -----------------

Net Increase in Cash and Cash Equivalents                                        465                  121
Cash and Cash Equivalents at Beginning of Period                                 428                  307
-------------------------------------------------------------------------- ------------------ -----------------
Cash and Cash Equivalents at End of Period                                      $893               $  428
-------------------------------------------------------------------------- ------------------ -----------------

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
                                      -9-

                                         Monsanto Company and Subsidiaries
                                          Selected Financial Information
                                               (Dollars in millions)
                                                     Unaudited

1. Free Cash Flow: Free cash flow represents the total of cash flows from operations and investing activities, as reflected in Monsanto's Statement of Consolidated Cash Flows presented in this release. The presentation of free cash flow is not intended to replace cash flows, and it is not a measure of financial performance as determined in accordance with generally accepted accounting principles (GAAP) in the United States. The following table reconciles historical free cash flow to the respective most directly comparable financial measure calculated in accordance with GAAP.

     Reconciliation of Free Cash Flow:

----------------------------------------------------------------------------------------------------
                                                                     12 Months        12 Months
                                                                       Ended            Ended
            Total Monsanto Company and Subsidiaries:               Dec. 31, 2003    Dec. 31, 2002
----------------------------------------------------------------------------------------------------
Net Cash Provided by Operations                                        $ 521            $1,108
Net Cash Required by Investing Activities                               (238)             (469)
                                                                 -----------------------------------
     Free Cash Flow                                                    $ 283            $  639
Net Cash Provided (Required) by Financing Activities                     182              (518)
                                                                 -----------------------------------
Net Increase in Cash and Cash Equivalents                              $ 465            $  121
----------------------------------------------------------------------------------------------------

2. Adjustment for New Accounting Standard No. 143: On Jan. 1, 2003, Monsanto adopted Statement of Financial Accounting Standards (SFAS) No. 143,
     Accounting for Asset Retirement Obligations. SFAS No. 143 addresses financial accounting for and reporting of costs and obligations associated with the retirement of tangible long-lived assets. Upon adopting this standard, Monsanto recorded a pretax cumulative effect of accounting change of $19 million ($12 million aftertax, or $0.05 per share) effective Jan. 1, 2003. In addition to this noncash charge, property, plant and equipment was increased approximately $10 million, and asset retirement obligations were increased approximately $30 million.

3. Adjustment for New Accounting Standard No. 142: On Jan. 1, 2002, Monsanto adopted SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 142 changed the accounting for goodwill from an amortization method to an impairment-only method and eliminated goodwill amortization. As a result of the transitional goodwill impairment test completed in 2002, goodwill was reduced by $2 billion and net deferred tax assets increased by $162 million as a result of the related tax effect. This resulted in a net loss and net reduction of $1.8 billion to shareowners' equity for the year 2002.

4. Restructuring: In October 2003, Monsanto announced plans to continue to reduce the costs associated with its agricultural chemistry business as that segment matures globally. The company will further concentrate its resources on its seeds and traits businesses. These plans include: (1) reducing costs associated with the company's Roundup herbicide business;
     (2) exiting the European breeding and seed business for wheat and barley; and (3) discontinuing the plant-made pharmaceuticals program. These actions will require charges up to $155 million aftertax in fiscal year 2004; $49 million of these charges were recorded in the four months ended Dec. 31, 2003.

     For the eight months ended Aug. 31, 2003, Monsanto reversed $8 million pretax ($5 million aftertax) of restructuring charges taken in prior years. The cost to carry out certain actions related to prior restructuring plans was less than originally anticipated. Restructuring items in 2003 and 2002 were primarily associated with the 2000 and 2002 plans related to facility rationalizations and work force reductions.

                                     -more-

                                      -10-

                                         Monsanto Company and Subsidiaries
                                          Selected Financial Information
                                               (Dollars in millions)
                                                     Unaudited

     Income (loss/expense) related to these items were reported in the Condensed
     Statement of Consolidated Operations in the following captions:
-------------------------------------------------------------------------------------------------------------
                                                          Four Months      Eight Months        12 Months
                                                             Ended             Ended             Ended
                                                         Dec. 31, 2003     Aug. 31, 2003      Dec. 31, 2002
-------------------------------------------------------------------------------------------------------------
   Cost of Goods Sold                                              $ (2)               $ 3            $ (21)
    Restructuring (Charges) Reversals - Net(a)                      (36)                 5             (103)
                                                        -----------------  ---------------- ----------------
Income (Loss) From Continuing Operations Before Income              (38)                 8             (124)
    Taxes
   Income Tax (Provision) Benefit                                    13                 (3)              43
                                                        -----------------  ---------------- ----------------
Income (Loss) From Continuing Operations                            (25)                 5              (81)
     Loss From Operations of Discontinued
      Businesses                                                    (34)                --               --
     Income Tax Benefit                                              10                 --               --
                                                        -----------------  ---------------- ----------------
Loss On Discontinued Operations                                     (24)                --               --
                                                        -----------------  ---------------- ----------------
Net Income (Loss)                                                  $(49)               $ 5            $ (81)
--------------------------------------------------------=================  ================ ================

     (a) For the four month period ended Dec. 31, 2003, restructuring charges were reduced by $2 million in restructuring reversals related to our past restructuring plans. The company recorded the reversals because it was able to carry out certain actions for less than originally anticipated.


                                                       -oOo-